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                                                                  EXHIBIT (23)-5


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Current Report on Form 8-K of The Banc Corporation of our report dated January 12, 1996 with respect to the financial statements of Commerce Bank of Alabama for the year ended December 31, 1995 included in The Bank Corporation's Registration Statement on Form S-4 (Commission File No. 333-58493) filed with the Securities and Exchange Commission.


/s/ Cochran, Wheeler and Kennedy, P.C.

Cochran, Wheeler and Kennedy, P.C.
November 13, 1998